UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 6, 2016

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On June 6, 2016, the Board of Directors (the “Board”) of Electronic Arts Inc. (“EA”) increased the number of authorized directors of EA to ten from nine and appointed Talbott Roche, Chief Executive Officer and President of Blackhawk Network Holdings, Inc. to the Board by unanimous written consent. The Board has determined that Ms. Roche meets the independence requirements of the Securities and Exchange Commission and the NASDAQ Stock Market Rules and has appointed Ms. Roche to the Compensation Committee of the Board.

Ms. Roche will receive restricted stock units with a value of $21,666 issued under EA’s 2000 Equity Incentive Plan (the “EIP”), which reflects the pro-rated portion of the restricted stock units with a value of $260,000 granted to each of our non-employee directors who were elected at the 2015 annual meeting of EA’s stockholders. These restricted stock units will vest, subject to terms of the EIP, on July 28, 2016. In addition, beginning with the 2017 Board year Ms. Roche will receive an annual retainer of $60,000 and an additional $12,500 annually for her service on the Compensation Committee.

A press release announcing Ms. Roche’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated June 9, 2016 announcing Talbott Roche’s appointment to the Board of Directors of Electronic Arts Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	June 9, 2016	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated June 9, 2016 announcing Talbott Roche’s appointment to the Board of Directors of Electronic Arts Inc.